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                                                                   Exhibit 10.70


                            ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 13, 1996, among SOFTEN REALTY, L.L.C., a Delaware limited liability company ("Buyer") and SIERRA TUCSON, INC., a Delaware corporation ("Seller"). Capitalized terms used herein and not otherwise defined are defined in Section 8 hereof.


                              W I T N E S S E T H:

      WHEREAS, Seller is engaged in, among other things, the business of operating a state licensed, special psychiatric hospital and behavioral health center for the treatment of substance abuse and mental health disorders, including, without limitation, eating disorders, dual diagnosis and on-site workshops (the "Business");

      WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets related to the Business; and

      WHEREAS, the parties hereto desire to set forth herein their agreements and understandings with respect to the subject matter hereof.

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Purchaser and Seller hereby agree as follows:

      SECTION 1.        PURCHASE AND SALE OF ASSETS.

      (a) Acquired Assets. On and subject to the terms and conditions of this Agreement, at the Closing, Buyer shall purchase from Seller, and Seller shall sell, transfer, convey and deliver to Buyer, all right, title and interest of Seller, individually and collectively, in and to each of the following assets (collectively, the "Acquired Assets"):

                (i) all accounts, notes and other receivables relating to the Business or the Acquired Assets (it being



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      understood that in the event that Seller at any time collects any amounts in respect of the Accounts Receivable included within the Acquired Assets subsequent to Closing, Seller shall promptly remit to Buyer all amounts so collected);

               (ii) all raw materials and supplies, works-in-process, finished goods and other items of inventory relating to the Business or the Acquired Assets (collectively, the "Inventory");

              (iii) all machinery, office and computer equipment, tools, furniture, fixtures, leasehold improvements and other tangible personal property and fixed assets relating to the Business or the Acquired Assets, wherever located, including, without limitation (collectively, the "Fixed Assets");

               (iv) Seller's interest in all leases for real and personal property relating to the Business (collectively, the "Leases");

                (v) all Intellectual Property relating to the Business or the Acquired Assets, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto and rights thereunder and all remedies against infringements thereof and rights to protection of interests therein under the laws of all jurisdictions;

               (vi) all franchises, approvals, permits, licenses, orders, registrations, qualifications, certificates, variances and similar rights (collectively, "Permits") relating to the Business or the Acquired Assets obtained from governmental agencies to the extent transferable to Buyer;

              (vii) all rights to receive mail and other communications addressed to Seller sent to the office of Seller (including, without limitation, mail and communications from customers, suppliers, distributors, agents and others and payments) relating to the Business or the Acquired Assets;

             (viii) all books, records (including maintenance records, product tracing records, quality assurance/control records), ledgers, files, photographs, archives, reference materials, documents, correspondence, lists, drawings, specifications, advertising and promotional materials,


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      studies, reports, research and other printed or written materials relating to the Business or the Acquired Assets; and

               (ix) all other property owned by Seller or in which Seller has an interest that relates to the Business or the Acquired Assets, including, without limitation, the names "Sierra Tucson Hospital" and any derivatives thereof and the Business as a going concern and the goodwill thereof.

      (b) Excluded Assets. Notwithstanding the foregoing, the following assets are specifically excluded from the Acquired Assets and shall remain the property of Seller (collectively, the "Excluded Assets"):

                (i) all cash or cash equivalents of Seller;

               (ii) the corporate seal, certificate of incorporation, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of Seller; and

              (iii) all right, title and interest of Seller in, to and under this Agreement.

      (c) Assumed Liabilities. On and subject to the terms and conditions of this Agreement, Buyer shall assume the following obligations and liabilities of Seller (collectively, the "Assumed Liabilities"):

                (i) all liabilities of Seller relating to the Business reflected on the Financial Statements or incurred in the ordinary course subsequent to the date of the Financial Statements; and

               (ii) all liabilities of Seller relating to the Employee Benefit Plans, as well as the Employee Benefit Plans.

      (d) Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not assume or be liable for any liabilities or obligations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) of Seller other than the Assumed Liabilities (collectively, the "Excluded


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Liabilities). Seller hereby acknowledges that it is retaining the Excluded
Liabilities and Seller shall pay, discharge and perform all such liabilities and obligations promptly when due, except to the extent contested by Seller in good faith and by proper proceedings.

      (e) Purchase Price. The purchase price for the Acquired Assets shall be an amount equal to $8,000,000 (plus assumption of the Assumed Liabilities), payable at the Closing, by Buyer's delivery to Seller of Buyer's secured promissory note (the "Note") substantially in the form of attached Exhibit A. Buyer's obligations under the Note shall be secured by Buyer's grant to Seller of a security interest in and to certain of Buyer's assets pursuant to a Security Agreement (the "Security Agreement") substantially in the form of attached Exhibit B.

      (f) Allocation of Purchase Price. It is the express intention of the parties that the Purchase Price shall be allocated among the Acquired Assets in accordance with and as provided by Section 1060 of the Code. The parties agree that any tax returns or other information they may file or cause to be filed with any government authority shall be prepared and filed consistently with the allocations agreed upon hereunder. In this regard, the parties agree that, to the extent required, they will each properly prepare and timely file Form 8594 in accordance with Section 1060 of the Code. Within 90 days after the Closing Date, the parties shall jointly prepare an allocation of the Purchase Price consistent with the requirements of Section 1060 of the Code.

      SECTION 2.        CLOSING.

      (a) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022, at 10:00 a.m., local time, on November 13, 1996, or such other time and place as Buyer and Seller shall mutually determine (the "Closing Date").

      (b) Seller's Deliveries at the Closing. At the Closing, Seller (except as otherwise noted below) shall deliver to Buyer the following:

                (i)     a bill of sale and assignment;


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               (ii) transfer documents, including, without limitation, copyright and trademark assignments, in form and substance reasonably acceptable to Buyer, to effect the transfer of the Intellectual Property to Buyer;

              (iii) releases of Liens affecting any of the Acquired Assets, including, without limitation, termination statements on Form UCC-3 and a payoff letter from each creditor of the Business indicating that upon payment of a specified amount, such creditor shall release all Liens relating to the Business or any of the Acquired Assets;

               (iv) all third party consents required in connection with consummation of the transactions contemplated by this Agreement;

                (v) all state tax clearances required by the State of Arizona or other appropriate documentation from such state certifying the payment by Seller of all applicable sales taxes; and

               (vi) such other instruments of sale, transfer, conveyance and assignment as Buyer reasonably may request, in form reasonably satisfactory to Buyer.

      (c) Buyer's Deliveries at the Closing. At the Closing, Buyer (except as otherwise noted below) shall deliver to Seller the following:


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                (i) the Note;

               (ii) the Security Agreement;

              (iii) a bill of assumption; and

               (iv) such other instruments of assumption as Seller may reasonably request in form reasonably satisfactory to Buyer.

      SECTION 3.        CONDITIONS TO OBLIGATION TO CLOSE.

      (a) Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions as of the Closing:

                (i) Buyer shall have received from Seller each of the documents referred to in Section 2(b) hereof;

               (ii) the representations and warranties of Seller set forth in
      Section 4 hereof shall be true and correct in all material respects;

              (iii) Seller shall have performed and complied in all material respects with all of their respective covenants hereunder;

               (iv) no action, suit or proceeding shall be pending or threatened before any court, arbitrator or other body or administrative agency of any federal, state or local jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge would subject Buyer to damages in respect of the consummation of the transaction contemplated hereby this Agreement or prevent consummation of any of the transactions contemplated by this Agreement (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                (v) Seller shall have delivered to Buyer one or more certificates to the effect that each of the conditions specified in
      Section 3(a)(i) through (iv) hereof, inclusive, have been satisfied;


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             (vi) Buyer shall be satisfied with its business, legal,
      environmental and accounting due diligence investigation and review of the Business, the Acquired Assets and the Seller;

             (vii) Seller shall have provided Buyer with a certificate of amendment to its articles of incorporation, in form acceptable for filing with the Secretary of State of the State of Delaware, changing Seller's corporate name to a name substantially dissimilar to its present name, to be filed by Seller immediately following the Closing; and

             (viii) all documents incident the transactions contemplated hereby shall be satisfactory in form and substance to Buyer and its counsel.

Buyer may waive any condition specified in this Section 3(a) if it executes a writing so stating at or prior to the Closing.

      (b) Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions as of the Closing:

                (i) Seller shall have received from Buyer each of the documents referred to in Section 2(c) hereof;

               (ii) the representations and warranties of Buyer set forth in
      Section 5 hereof shall be true and correct in all material respects;

              (iii) Buyer shall have performed and complied in all material respects with all of its covenants hereunder;

               (iv) no action, suit or proceeding shall be pending or threatened before any court, arbitrator or other body or administrative agency of any federal, state or local jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling or charge would subject Seller to damages in respect of the consummation of the transactions contemplated this Agreement or prevent consummation of any of the transactions contemplated by this Agreement (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);


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                (v) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified in Section 3(b)(i) through
      (iv), inclusive, have been satisfied; and

               (vi) all documents incident the transactions contemplated by this Agreement shall be satisfactory in form and substance to Seller and its counsel.

Seller may waive any condition specified in this Section 3(b) if it executes a writing so stating and signed by Seller at or prior to the Closing.

      SECTION 4.        REPRESENTATIONS AND WARRANTIES OF SELLER.
Seller represents and warrants to Buyer that the representations and warranties set forth in this Section 4 are true and correct and will be so as of the Closing Date, in each case regardless of any investigation or lack of investigation by any party hereto:

      (a) Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of Seller.

      (b) Authority of Seller; Validity. Seller has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and to execute and deliver this Agreement and to perform its obligations hereunder. Seller has all requisite power, authority and capacity to execute and deliver this Agreement and the relevant Exhibits hereto and to perform his or her respective obligations hereunder and thereunder, as the case may be. This Agreement and any applicable Exhibits hereto constitute the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms and conditions.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, shall
(i) violate any constitution, statute, regulation, rule, injunction, judgment,


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order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the certificate of incorporation or bylaws of Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument or other arrangement to which Seller is a party or by which it is bound or to which any of the Acquired Assets is subject, or (iii) result in the imposition of any Lien upon any of the Acquired Assets. Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental agency to consummate the transactions contemplated by this Agreement.

      (d) Financial Statements. The financial statements of Seller (consisting of a balance sheet, a statement of operations and a statement of cash flow and the related notes thereto) as at and for the two years ended December 31, 1995 and as at and for the nine months ended September 30, 1996) (the "Financial Statements"), in the forms which have previously been provided to Purchaser (i) are true and correct, have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise indicated in the notes to such financial statements and subject in the case of interim financial statements to the absence of footnotes and year-end adjustments consisting only of normal recurring accruals, and (ii) present fairly the results of operations of Seller for the periods covered thereby.

      (e) Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (f) Legal Compliance. Seller has complied, and are in compliance, with all applicable laws, rules and regulations of federal, state, local and foreign governments (and all agencies thereof), including, without limitation, laws relating to environmental protection, hazardous waste, health and safety, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure to so comply.

      (g) Taxes. Seller has filed, on a timely basis, all required federal, state and local income, sales, franchise and other tax


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returns or reports relating to Seller, the Business and the Acquired Assets, accurately reflecting any and all income or other taxes owing to the United States, or any subdivision thereof, or any taxing authority, and immediately subsequent to the Closing, there will be no tax deficiencies (including penalties and interest) of any kind assessed against Buyer with respect to Seller, the Business or the Acquired Assets for any taxable periods ending on or before the Closing Date.

      (h) Title to Acquired Assets. Seller has good and marketable title to, or a valid leasehold interest in, each of the Acquired Assets, free and clear of any Lien or restriction on transfer, except for any required third party consents necessary to assign the same to Buyers.

      (i) Leased Property. The Leases constitute all of the leases relating to the Business. Each of such leases is in full force and effect. With respect to the Leases: (i) such Leases are legal, valid and binding obligations of, and enforceable against, the parties thereto in accordance with their terms, and
(ii) except for the failure to make monthly payments on certain personal property leases, neither Seller and, to the best of Seller's knowledge, no third party, is in breach or default, and no event has occurred (including the consummation of the transactions contemplated hereby) which, with or without the lapse of time or the giving of notice, would constitute such a breach or default or permit termination, modification, or acceleration under any Lease.

      (j) Intellectual Property. Seller is, and upon consummation of the transactions contemplated hereby Buyer will be vested with, good, sole and marketable right, title and interest in and to the Intellectual Property (including, without limitation, the exclusive right to, or to permit or cause others to, see, display, distribute, reproduce, create, develop, sell, license and otherwise exploit the Intellectual Property and all derivative works thereof). To the best of Seller's knowledge, Seller, with respect to the operation of the Business, has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any third party. Seller has never received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation referred to in the preceding sentence. To the best of Seller's knowledge, except as disclosed to Buyer in writing prior to the Closing Date, no third party has interfered with, infringed


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upon, misappropriated, or otherwise come into conflict with any of the
Intellectual Property.

      (k) Sufficiency and Condition of Assets. The Acquired Assets include all of the assets, both tangible and intangible, used by Seller in the conduct of the Business or necessary to operate the Business as presently conducted. Each of the Fixed Assets has been maintained in good operating condition and its capabilities have been maintained (subject to normal wear and tear) in accordance with industry practice.

      (l) Accounts Receivable. Each of the Accounts Receivable arose in the ordinary course of the Business. There exists no condition or circumstance that would threaten or impair the collection of any of the Accounts Receivable. Seller's accounts receivable ledger has been maintained in accordance with generally acceptable accounting principles consistently applied.

      (m) Inventory. The Inventory consists of items actually on hand which are usable in the normal course of the Business as heretofore operated, and the dollar amounts at which the Inventory is carried on Seller's books and records reflect the normal inventory valuation policy of the Seller. The Inventory is maintained at normal levels consistent with past practice and business needs.

      (n) Contracts. Seller has delivered to Buyer a correct and complete copy of each written agreement included in the Acquired Assets or Assumed Liabilities. Seller has also delivered to Buyer a brief description of all oral contracts, agreements and other arrangements to which Seller is a party and which relate to the Acquired Assets or the Assumed Liabilities. With respect to Seller's contracts, agreements and other arrangements: (i) to the best of Seller's knowledge, such contract, agreement or arrangement is legal, valid, binding, enforceable in accordance with its terms and in full force and effect,
(ii) Seller is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by Seller or permit any third party to terminate, modify, or accelerate, such agreement,
(iii) Seller has not repudiated any provision of such agreement, contract or arrangement, (iv) to the best of Seller's knowledge, no third party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by such third party or permit Seller to terminate, modify,


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or accelerate, such agreement, contract or arrangement, (v) Seller does not have any present expectation or intention of not fully performing any obligation on its part to be performed pursuant to any contract, and (vi) Seller does not have any knowledge of any breach or anticipated breach by any other party to any contract to which it is a party.

      (o) Litigation. No Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge of any judicial or administrative body or agency or (ii) is a party or, to the best of Seller's knowledge, is threatened to be made a party to, any action, suit, proceeding, hearing or investigation of, in, or before any court, arbitrator or other body or administrative agency of any federal, state, local, or foreign jurisdiction.

      (p) Employees. To the best of Seller's knowledge, no executive, employee, or group of employees of Seller has any plans to terminate such individual's employment by Seller. Seller has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and, to the best of Seller' knowledge, Seller does not have any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances).

      (q) Employee Benefits. With respect to all employees and former employees of Seller, Seller does not maintain, contribute to or have any liability under (or with respect to) any (i) Employee Pension Benefit Plan, whether or not terminated, (ii) Employee Welfare Benefit Plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current or future former employees or their spouses or dependents (other than in accordance with Sec. 4980B(f) of the Code),
(iii) (A) Multiemployer Plan or (B) any plan of the type described in Section 4063 and 4064 of ERISA or Section 413(c) of the Code, and Seller has not incurred any current or potential withdrawal liability as a result of a complete or partial withdrawal (or potential partial withdrawal) from any Multiemployer Plan or (iv) deferred compensation or retirement plans or arrangements, employee welfare, fringe benefit or bonus plan, program, policy or other arrangement for employees or any other arrangement for employees or former employees of Seller, their spouses or dependents, whether or not terminated.


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      (r) Permits, Etc. All or the Permits necessary for the conduct of the
Business are assignable to Buyer. No event has occurred and continuing which would allow any such Permit to be revoked or terminated.

      (s) Customers and Suppliers. None of the ten largest customers of and the ten largest suppliers of Seller has terminated or materially reduced its business with Seller within the last 12 months. No Seller has received any notice that any such customer or supplier intends to terminate or materially reduce its business with Seller and to the best knowledge of Seller, none of such customers or suppliers has such intention.

      (t) Full Disclosure. To the best of Seller's knowledge, as of the date of this Agreement (and as of the Closing), neither this Agreement nor any of the schedules, exhibits, attachments, written statements, documents, certificates or other items prepared and/or supplied to Buyer by or on behalf of Seller with respect to the transactions contemplated hereby contain (or as of the Closing shall contain) any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

      SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants that the representations and warranties set forth in this Section 5 are true and correct and will be so as of the Closing Date, in each case regardless of any investigation or lack of investigation by any party hereto:

      (a) Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      (b) Authority of Buyer; Validity. Buyer has full corporate power and authority to execute and deliver this Agreement and the Exhibits hereto and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement and the Exhibits hereto, nor the consummation of the transactions contemplated hereby, shall (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any


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government, governmental agency, or court to which Buyer is subject or any provision of its certificate of incorporation or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

      (d) Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

      SECTION 6.        ADDITIONAL AGREEMENTS.

      (a) Survival. Subject to Section 6(b) hereof, the representations, warranties, covenants and agreements set forth in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby notwithstanding any examination made for or on behalf of Buyer or Seller.

      (b) Indemnification.

                (i) Indemnification of Buyer. From and after the date hereof, Seller shall indemnify and hold harmless Buyer from and against any loss, damage or expense, including, without limitation, reasonable attorneys' and consultants' fees, suffered by Buyer arising or resulting from (a) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement or any other agreement, document or instrument delivered in connection herewith; (b) the operation of the Business prior to the Closing Date; (c) any act or omission of Seller, or their employees or agents, occurring prior to the Closing Date; (d) any claim against Buyer for any taxes relating to the Business in respect of any period ending prior


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      to the Closing Date; or (e) any liability or obligation of Seller which are not Assumed Liabilities.

               (ii) Indemnification of Seller. From and after the date hereof, Buyer shall indemnify and hold harmless Seller from and against any loss, damage or expense, including, without limitation, reasonable attorneys' and consultants' fees, suffered by Seller arising or resulting from: (a) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement or any other agreement, document or instrument delivered in connection herewith; (b) the operation of the Business after the Closing Date; (c) any act or omission of Buyer, or its employees and agents, occurring after the Closing Date; (d) any claim against Seller for any taxes relating to the Business in respect of any period beginning after the Closing Date; or (e) any liability or obligation which is an Assumed Liability.

              (iii) Third Party Claims. If any third party shall notify any party to this Agreement (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this
      Section 6(b), then the Indemnified Party shall notify each Indemnifying Party thereof. Within 30 days after receipt of notice of a particular matter, the Indemnifying Party may assume the defense of such matter if the Indemnifying Party admits responsibility and reaffirms its obligation for indemnification with respect to such matter; provided, however, that
      (A) the Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party, (B) the Indemnified Party, at its sole cost and expense which shall not be included as part of the loss, damage or expense, including, without limitation, reasonable attorneys' and consultants' fees, suffered by it, may participate in the defense of such claim with co-counsel of its choice to the extent that the Indemnified Party believes in its sole discretion that such matter shall affect its ongoing business and (C) the Indemnifying Party shall not consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to the matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect


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      thereto. If, within such 30-day period, the Indemnifying Party does not assume the defense of such matter, the Indemnified Party may defend against the matter in any manner that it reasonably may deem appropriate and may consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to the matter without the consent of the Indemnifying Party, subject to the right of the Indemnifying Party to contest its obligation to indemnify and hold harmless the Indemnified Party.

               (iv) Amount of Indemnification. The amount to which an Indemnified Party shall be entitled under this Section 6(b) shall be determined: (a) by the written agreement between the Indemnified Party and the Indemnifying Party; (b) by a final judgment or decree of any court of competent jurisdiction or (c) by any other means to which the Indemnified Party and the Indemnifying Party shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken have been finally determined.

      (c) Transaction Expenses. Except as otherwise provided herein, each of Buyer and Seller shall bear his, her or its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (whether or not consummated).

      (d) Further Assurances. Seller shall execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request (including assisting Buyer in the collection of receivables) to effect, consummate, confirm or evidence the transfer to Buyer of the Acquired Assets, and Seller shall execute such documents as may be necessary to assist Buyer in preserving or perfecting its rights in the Acquired Assets.

      (e) Confidentiality. Whether or not the transactions contemplated hereby are consummated, Buyer and Seller shall keep confidential all information and materials regarding the other party(ies) reasonably designated by such party(ies) as confidential at the time of disclosure thereof. If the transactions contemplated hereby are consummated, Seller shall maintain confidential and shall not use or disclose, directly or indirectly (except as required by law or as authorized in writing by Buyer prior to such disclosure), any confidential or proprietary information or materials regarding the other party.

      (f) Seller' Noncompete and Nonsolicitation.

                (i) In consideration of the Closing Date Payment, Seller hereby agrees that during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Noncompete Period"), it shall not, directly or indirectly, either for itself or for any other Person, permit its name to be used by or Participate (as hereinafter defined) in any business located anywhere in the continent of North America or enterprise identical or similar to or competitive with the Business or Buyer's business. For purposes of this Section 6(f), the term "Participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, stockholder, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise. Seller agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

               (ii) During the Noncompete Period Seller shall not (A) induce or attempt to induce any employee of Buyer or its Affiliates to leave his or her employ or in any way interfere with the relationship between Buyer or its Affiliates and any of their respective employees or (B) induce or attempt to induce any supplier, licensee, licensor, franchisee, or other business relation of Buyer or its Affiliates to cease doing business with them or in any way interfere with the relationship between Buyer or its Affiliates and any customer or business relation.

              (iii) The parties hereto agree that Buyer may suffer irreparable harm from a breach by Seller of any of the covenants or agreements contained in this Section 6(f). In the event of an alleged or threatened breach by Seller of any of the provisions of this Section 6(f), Buyer or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the Noncompete Period by a period equal to the length of the violation of this Section 6(f)). In the event of an alleged breach or violation by Seller of any of the provisions of this Section 6(i), the Non-Competition Period shall be tolled until such alleged breach or violation is resolved. Seller agrees that these restrictions are reasonable.

               (iv) If, at the time of enforcement of any of the provisions of this Section 6(f), a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

                (v) Seller agrees that the covenants made in Section 6(f)(i) and
      (ii) shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

      (g) Employees. Immediately after the Closing, all employees employed by Seller immediately prior to the Closing shall become employees of Buyer on terms and conditions substantially similar to their employment by Seller. Each such employee shall be entitled to participate in all Buyer employee benefit and employee welfare plans to the same extent as similarly situated employees of Buyer (it being understood that each of Seller's employees shall be entitled to prior service credit in respect of Buyer's vacation policy). When employed by Buyer, all former employees of Seller shall be employees-at-will of Buyer and nothing contained herein shall entitle any employee to remain in the employment of Buyer or affect the right of Buyer to terminate any employee at any time.

      SECTION 7.        TERMINATION.  This Agreement may be terminated:

      (a) by mutual written consent of Buyer and Seller at any time prior to the Closing; or

      (b) by Buyer or Seller, by giving written notice to the other party (the "Nonterminating Party") at any time prior to Closing (i) in the event that the Nonterminating Party has breached any representation, warranty or covenant contained in this Agreement in any material respect, or (ii) if the Closing shall not have occurred on or before December 31, 1996.

If any party terminates this Agreement pursuant to this Section 7, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party, except for any liability of Seller for a breach of Section 6(e) hereof.

      SECTION 8.        DEFINITIONS.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Employee Benefit Plan" means any (i) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (iv) Employee Welfare Benefit Plan, fringe benefit, bonus plan or other plan or program.

      "Employee Pension Benefit Plan" shall have the meaning set forth in
Section 3(2) of ERISA.

      "Employee Welfare Benefit Plan" shall have the meaning set forth in
Section 3(1) of ERISA.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Intellectual Property" means (i) all inventions, all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all registered and unregistered trademarks, service marks, trade dress, logos, trade names, and corporate names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets, know-how and confidential business information, (v) all computer software, (vi) all other proprietary rights, and (vii) all copies and tangible embodiments thereof.

      "Lien" shall mean any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, other than (i) leases (other than financing leases) and (ii) Liens of landlords and lessors of real property.

      "Multiemployer Plan" shall have the meaning set forth in Section 3(37) of ERISA.

      "Person" means any individual, partnership, corporation, limited liability company, association, trust, joint venture or other organization or entity.

      SECTION 9.        MISCELLANEOUS.

      (a) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

      (b) Entire Agreement. This Agreement and the Schedules and Exhibits hereto (including the documents referred to herein and therein) constitute the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties hereto, written or oral, that may have related in any way to the subject matter hereof.

      (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, heirs and permitted assigns. No Seller nor Buyer may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder.

      (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (f) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient or sent to the recipient by reputable express courier service (charges prepaid), and addressed to the intended recipient as set forth below:

            If to Seller:

            Sierra Tucson, Inc.
            16600 North Lago Del Oro Parkway
            Tucson, Arizona  85739
            Telephone:  (520) 792-5800
            Telecopy:   (520) 792-5884

            If to Buyer:

            Soften Realty, L.L.C.
            c/o Apollo Real Estate Advisors, L.P.
            1301 Avenue of the Americas
            38th Floor
            New York, New York  10019
            Telephone:  (212) 261-4000
            Telecopy:   (212) 261-4060

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

      (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (i) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      (j) Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

      (k) Remedies. The parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement. Without limiting the generality of the foregoing, Seller hereby agrees that in the event Seller fails to convey the Acquired Assets to Buyer in accordance with the provisions of this Agreement, Buyer's remedy at law may be inadequate. In such event, Buyer shall have the right, in addition to all other rights and remedies it may have, to specific performance of the obligations of Seller to convey the Acquired Assets.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    BUYER:

                                    SOFTEN REALTY, L.L.C., a Delaware
                                    limited liability company

                                    By:   NEXTHEALTH, INC., a Delaware
                                          corporation



                                    By:   /s/ Bob Walton
                                          ____________________________________
                                          Name:   Bob Walton
                                          Title:  Authorized Representative


                                    SELLER:

                                    SIERRA TUCSON, INC., a Delaware
                                    corporation



                                    By:   /s/ Bob Walton
                                          ____________________________________
                                          Name:   Bob Walton
                                          Title:  Authorized Representative

                                                                     EXHIBIT B-1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

                                   A TERM NOTE


$8,090,000                                                     November 14, 1996


      FOR VALUE RECEIVED, NEXTHEALTH, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of AP LOM LLC (the "Lender"), in lawful money of the United States of America in immediately available funds, at Lender's office located at 1301 Avenue of the Americas, 38th Floor, New York, New York 10019, or at such other office as may be designated, from time to time, by the holder hereof in writing, on the Maturity Date the principal sum of EIGHT MILLION NINETY THOUSAND DOLLARS ($8,090,000), or, if less, the unpaid principal amount of the A Term Loan made by the Lender pursuant to the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

      The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.4 of the Credit Agreement.

      This Note is the A Term Note referred to in the Credit Agreement, dated as of November 14, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), between the Borrower and the Lender and is entitled to the benefits thereof and of the other Loan Documents. This Note is secured by the Mortgage, the Security Agreement and the Pledge Agreement and is entitled to the benefits of the Guaranty. This Note is subject to voluntary prepayment and mandatory repayment, in whole or in part, prior to the Maturity Date as provided in the Credit Agreement.

      Lender shall, and is hereby authorized by Borrower to, endorse on the Schedule annexed to this Note, or otherwise record in Lender's internal records, an appropriate notation evidencing the date and amount of all principal disbursed by the Lender hereunder, as well as the date and amount of each repayment and prepayment hereunder; provided, however, that the failure of Lender to make such a notation or any error in such notation shall not affect the obligation of the Borrower under this Note. The Lender shall provide to the Borrower on request from time to time copies of the Schedule annexed to this Note showing all endorsements thereto at the time of each such request.

      In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

      The Borrower hereby waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of protest and diligence in collection, and assents to the terms hereof and to any extension or postponement of the time for payment or any other indulgence in connection with this Note. The Borrower consents that the property securing this Note, or any part of such security, may be released, exchanged, added to or substituted for by the Lender, without in any way modifying, altering, releasing, affecting or limiting its liability hereunder or the liens of the Mortgage, Security Agreement and Pledge Agreement, and further agrees that the Lender shall not be required to first institute any suit, or to exhaust any of its remedies against the Borrower or any other person or party liable or to become liable hereunder, in order to enforce payment of this Note.

      This Note shall be construed in accordance with and governed by the laws of the State of New York.



                                          NEXTHEALTH, INC.

(Seal)
                                          By:__________________
                              Name:
                                          Title:

                                                                     EXHIBIT B-2

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

                                   B TERM NOTE


$5,000,000                                                     November 14, 1996


      FOR VALUE RECEIVED, NEXTHEALTH, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of AP LOM LLC (the "Lender"), in lawful money of the United States of America in immediately available funds, at Lender's office located at 1301 Avenue of the Americas, 38th Floor, New York, New York 10019, or at such other office as may be designated, from time to time, by the holder hereof in writing, on the Maturity Date the principal sum of FIVE MILLION DOLLARS ($5,000,000), or, if less, the unpaid principal amount of the B Term Loans made by the Lender pursuant to the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

      The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.4 of the Credit Agreement.

      This Note is the B Term Note referred to in the Credit Agreement, dated as of November 14, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), between the Borrower and the Lender and is entitled to the benefits thereof and of the other Loan Documents. This Note is secured by the Mortgage, the Security Agreement and the Pledge Agreement and is entitled to the benefits of the Guaranty. This Note is subject to voluntary prepayment and mandatory repayment, in whole or in part, prior to the Maturity Date as provided in the Credit Agreement.

      Lender shall, and is hereby authorized by Borrower to, endorse on the Schedule annexed to this Note, or otherwise record in Lender's internal records, an appropriate notation evidencing the date and amount of all principal disbursed by the Lender hereunder, as well as the date and amount of each repayment and prepayment hereunder; provided, however, that the failure of Lender to make such a notation or any error in such notation shall not affect the obligation of the Borrower under this Note. The Lender shall provide to the Borrower on request from time to time copies of the Schedule annexed to this Note showing all endorsements thereto at the time of each such request.

      In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

      The Borrower hereby waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of protest and diligence in collection, and assents to the terms hereof and to any extension or postponement of the time for payment or any other indulgence in connection with this Note. The Borrower consents that the property securing this Note, or any part of such security, may be released, exchanged, added to or substituted for by the Lender, without in any way modifying, altering, releasing, affecting or limiting its liability hereunder or the liens of the Mortgage, Security Agreement and Pledge Agreement, and further agrees that the Lender shall not be required to first institute any suit, or to exhaust any of its remedies against the Borrower or any other person or party liable or to become liable hereunder, in order to enforce payment of this Note.

      This Note shall be construed in accordance with and governed by the laws of the State of New York.



                                          NEXTHEALTH, INC.

(Seal)
                                          By:_____________
                              Name:
                                          Title:


                                       -2-